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                                                                     EXHIBIT 24

                               POWER OF ATTORNEY

   KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints C. Stanley Bailey, C. Marvin Scott and Rick D. Gardner, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign on his behalf, Superior Financial Corp, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2001.

   Hereby executed by the following persons in the capacities indicated on March 20, 2002.

      /S/  C. STANLEY BAILEY
    -------------------------- Chairman of the Board of Directors and Chief
        C. Stanley Bailey      Executive Officer

        /S/  BRIAN A. GAHR
    --------------------------                   Director
          Brian A. Gahr

       /S/  RICK D. GARDNER
    --------------------------                   Director
         Rick D. Gardner

      /S/  HOWARD B. MCMAHON
    --------------------------                   Director
        Howard B. McMahon

       /S/  C. MARVIN SCOTT
    --------------------------                   Director
         C. Marvin Scott

       /S/  JOHN E. STEURI
    --------------------------                   Director
          John E. Steuri

        /S/  JOHN M. STEIN
    --------------------------                   Director
          John M. Stein

    /S/  DAVID E. STUBBLEFIELD
    --------------------------                   Director
       David E. Stubblefield